Exhibit 4(f)(132)
Execution Version
FOURTH AMENDED AND RESTATED SECURITY AGREEMENT
     THIS FOURTH AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”), dated as of February 1, 2010, is entered into by and among Credit Acceptance Corporation, a Michigan corporation (the “Company”), the Subsidiaries of the Company from time to time parties hereto (collectively, with the Company, and either or any of them, the “Debtors” and, each individually a “Debtor”) and Comerica Bank, a Texas banking association (“Comerica”), as collateral agent for the benefit of the Credit Agreement Secured Parties, the Senior Notes Secured Parties and the Additional Secured Parties (each as referred to below) (in such capacity, together with its successors in such capacity under the Intercreditor Agreement referred to below, the “Collateral Agent”). The addresses for the Debtors and Collateral Agent are set forth on the signature pages.
RECITALS
     A. Comerica, in its capacities as Collateral Agent and as Authorized Representative for the Credit Agreement Secured Parties, has entered into that certain Amended and Restated Intercreditor Agreement dated as of February 1, 2010 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”) with the Company, the other Debtors and U.S. Bank National Association, as the Senior Notes Authorized Representative (referred to in the Intercreditor Agreement) to define the rights, duties, authority and responsibilities of the Collateral Agent, acting on behalf of such parties (and the Additional Secured Parties, as referred to therein) regarding the Collateral (as defined below), and the relationship among the parties regarding their equal and ratable interest in the Collateral.
     B. Pursuant to the Credit Agreement Documents and the Senior Notes First Lien Documents (each as defined in the Intercreditor Agreement), the Company and the other Debtors are required to grant to the Collateral Agent, for the benefit of the Credit Agreement Secured Parties, the Senior Notes Secured Parties and the Additional Secured Parties (each as defined in the Intercreditor Agreement) a pledge, security interest and lien over each Debtor’s rights in the Collateral.
     C. The Company and the other Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement Documents, the Senior Notes First Lien Documents and the Additional First Lien Documents (each as defined in the Intercreditor Agreement) and have consented to execution and delivery of this Agreement and the Intercreditor Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions
     Section 1.1 Definitions. As used in this Agreement (including the recitals), capitalized terms not otherwise defined herein or expressly referenced herein as being defined in the Credit Agreement shall have the meanings provided for such terms in the Intercreditor Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.
     The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:
     “Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration with respect to the foregoing, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.
     “Benefited Parties” means the Secured Parties, as defined in the Intercreditor Agreement.
     “Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor.
     “Collateral” has the meaning specified in Section 2.1 of this Agreement.
     “Computer Records” has the meaning specified in Subsection 2.1(h) of this Agreement.
     “Dealer(s)” shall mean a Person engaged in the business of the retail sale or lease of motor vehicles, whether new or used, including any such Person which constitutes an Affiliate of Debtor.
     “Dealer Agreements” shall mean the sales and/or servicing agreements between an applicable Debtor and a participating Dealer which sets forth the terms and conditions under which such Debtor (i) accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make loans or advances to such Dealers included in Dealer Loans and (ii) accepts outright assignments of Installments Contracts from Dealers or funds Installments

Contracts originated by such Dealer in the name of such Debtor, in each case as such agreements may be in effect from time to time.
     “Dealer Loan(s)” shall mean the advances of cash made by an applicable Debtor to a Dealer at the time an Installment Contract is approved, accepted by and assigned to such Debtor under a Dealer Agreement described in clause (i) of the definition of Dealer Agreements, against anticipated future collections on Installment Contracts serviced for such Dealer, as outstanding from time to time.
     “Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.
     “Election” is defined in Section 6.4 of this Agreement.
     “Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable the Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
     “Equity Interests” is defined in Section 2.1(i) of this Agreement.
     “Event of Default” has the meaning specified in the Intercreditor Agreement.
     “First Lien Obligations” has the meaning specified in the Intercreditor Agreement.
     “Foreign Subsidiary” means any Subsidiary not incorporated under the laws of the United States of America, or any state thereof or any political subdivision thereof, provided that the US LLC shall be considered a Foreign Subsidiary so long as it is a Subsidiary of another Foreign Subsidiary.
     “General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s commercial tort claims, contract rights, partnership interests, membership interests, joint venture interests, securities and other investment property, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of such Debtor; (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (g) all rights and claims of such Debtor under warranties and indemnities; and (h) all rights of such Debtor under any insurance, surety or similar contract or arrangement.
     “Initial Pledged Subsidiaries” means the collective reference to (i) Buyers Vehicle Protection Plan, Inc., a Michigan corporation, (ii) Vehicle Remarketing Services, Inc., a Michigan corporation, and (iii) VSC Re Company, a District of Columbia corporation.
     “Installment Contract(s)” shall mean retail installment contracts for the sale of new or used motor vehicles assigned outright by Dealers to an applicable Debtor or written by Dealers in the name of such Debtor (and funded by Debtor or such Subsidiary) or assigned by Dealers to Debtor, as nominee for the Dealer, for administration, servicing, and collection and/or for collateral purposes to secure Dealer Loans, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent such Debtor transfers or encumbers its interest in any Installment Contracts (or any Dealer Loans related thereto) pursuant to a Permitted Securitization, such Installment Contracts shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement (reducing the aggregate amount of Dealer Loans by the outstanding amount of such loans, if any, attributable to such Installment Contracts) unless and until such Installment Contracts are reassigned to such Debtor or such encumbrances are discharged.
     “Instrument” means any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of such Debtor, whether now owned or hereafter acquired.
     “Intellectual Property Security Agreements” shall mean the Copyright Security Agreement, the Patent Security Agreement and Trademark Security Agreement substantially in the form of Exhibit D, Exhibit E, and Exhibit F hereto, respectively.
     “Intercompany Notes” shall mean any promissory notes issued or to be issued by a Debtor or any Subsidiary to evidence any loan or advance in the nature of a loan by a Debtor to any other Debtor, or by a Debtor to any other Subsidiary.
     “Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.
     “Investment Property” means any “investment property,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by an applicable Debtor, including the Pledged Shares.

     “Leases” shall mean all retail agreements for the lease of motor vehicles in which a Debtor has an interest, whether as assignee, lessor, pledgee, servicer or otherwise.
     “Lock Box” has the meaning specified in Section 6.3 of this Agreement.
     “Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries, taken as a whole or (b) the ability of each of the Company and its Subsidiaries to perform their material obligations under any of the First Lien Credit Documents.
     “Permitted Liens” has the meaning specified in Section 3.1 of this Agreement.
     “Permitted Securitization” shall mean a “Permitted Securitization” under each Class of First Lien Obligations.
     “Pledged Shares” means all shares of stock, and all partnership, membership and other equity interests constituting ownership interests (or evidence thereof) or other equity securities of the Pledged Subsidiaries from time to time owned or acquired by a Debtor, as identified on Schedule D hereto, as revised from time to time hereunder.
     “Pledged Subsidiaries” shall mean (i) the Initial Pledged Subsidiaries and (ii) any Subsidiary of a Debtor that (a) becomes a Significant Domestic Subsidiary after the date hereof or (b) that, at the time acquired by the Company or any Debtor after the date hereof, constitutes a Significant Domestic Subsidiary.
     “Prior Security Agreements” has the meaning specified in Section 7.16 of this Agreement.
     “Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to an applicable Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to such Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
     “Records” has the meaning specified in Section 4.9 of this Agreement.
     “Requisite Benefited Parties” means, with respect to any direction given to the Collateral Agent hereunder, the requisite Benefited Parties of any Class, in accordance with the applicable First Lien Credit Documents, or the Authorized Representative for such Benefited Parties, acting with their authority, direction or approval, provided that, in the event of a conflict between or among the directions given by two or more Classes, the direction given by the Applicable Authorized Representative shall control.

     “Significant Domestic Subsidiary” shall mean any Significant Subsidiary under the Credit Agreement or any other First Lien Credit Documents, as in effect from time to time, other than any Foreign Subsidiary.
     “Software” has the meaning specified in Subsection 2.1(h) of this Agreement.
     “Special Account” has the meaning specified in Section 6.3 of this Agreement.
     “Subsidiary” shall mean any Subsidiary under the Credit Agreement or under any other First Lien Credit Document, as in effect from time to time.
     “UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.
     “US LLC” has the meaning specified in the Credit Agreement.
ARTICLE II
Security Interest
     Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the First Lien Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns (as collateral) to the Collateral Agent for the benefit of the Benefited Parties, and grants the Collateral Agent for the benefit of the Benefited Parties a continuing lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):
(a)	all Accounts;

(b)	all Chattel Paper, Documents and Instruments;

(c)	all Leases;

(d)	all General Intangibles;

(e)	all Equipment;

(f)	all Inventory;

(g)	all Dealer Loans, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), and the Installment Contracts or Leases securing the repayment of such Dealer Loans, (and other indebtedness of Dealers to such Debtor) and related financial assets (the security interest granted hereby in such Dealer Agreements, Dealer Loans,

Installment Contracts and Leases, and the Accounts, Chattel Paper, General Intangibles and proceeds therefrom relating to such Dealer Agreements, Dealer Loans, Installment Contracts and Leases being subject to the rights of Dealers under Dealer Agreements);

(h)	all trademarks, trade names, patents, copyrights and other intellectual property, including without limitation, any such property identified on Schedule F hereto, and all computer records (“Computer Records”) and software (“Software”), whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(i)	Investment Property, but expressly excluding therefrom, any and all shares of stock, and any and all partnership, membership and other equity interests constituting ownership interests (or evidence thereof) (collectively, “Equity Interests”) or other securities, of any Subsidiary of a Debtor from time to time owned or acquired by such Debtor in any manner, other than Equity Interests in the Pledged Subsidiaries and any certificates at any time evidencing such Investment Property, and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Investment Property;

(j)	all Intercompany Notes issued in favor of such Debtor; (and the intercompany loans or advances in the nature of loans evidenced thereby) and

(k)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all liens, security, rights, remedies and claims of such Debtor with respect thereto, including, without limitation, any such Proceeds deposited from time to time in the Special Account or in any other cash collateral account maintained by a Debtor with the Collateral Agent under, or in connection with, this Agreement or any of the First Lien Credit Documents and all such Debtor’s rights in each such account;
provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a security interest in, the rights of a Debtor thereunder or which would be invalid or enforceable upon any such assignment or grant (the “Restricted Assets”); provided further that (A) the Proceeds of any Restricted Asset shall continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Collateral Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect; and provided further that "Collateral” shall not include any (i) Dealer Loans, Installment Contracts, Leases, rights or interests under Dealer Agreements and related financial assets transferred by an applicable Debtor prior to the date hereof pursuant to a Permitted Securitization, except to the extent any such property is re-transferred to such Debtor according to the terms of such Permitted Securitization (unless such assets are transferred by a Debtor to an uncapped Securitized Pool in compliance with the applicable requirements for a Permitted Securitization or are transferred from a Prior Securitization to a New Securitization Transaction (each as such term is defined in the Original Credit Agreement) or by one Special Purpose Subsidiary to another pursuant to a Bridge Securitization (as defined in the Original Credit Agreement) in the event that such transfers are made through a Debtor), (ii) any equity interests in Foreign Subsidiaries, or (iii) any applications for trademarks filed in the United States Patent and Trademark Office on the basis of an intent to use such mark pursuant to 15 U.S.C. § 1051 Section 1(b) and for which a form evidencing use of the mark in interstate commerce has not yet been filed with the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) and (1)(d), to the extent that granting a security interest in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application.
     Section 2.2 Debtors Remains Liable. Notwithstanding anything to the contrary contained herein, (a) each Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral (including without limitation Dealer Agreements, Dealer Loans, Installment Contracts and Leases) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and pay when due any taxes, including without limitation, any sales taxes payable in connection with the Dealer Agreements, Dealer Loans, Installment Contracts or Leases and their creation and satisfaction, (b) the exercise by the Collateral Agent or any of the Benefited Parties of any of their respective rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) subject to the rights of Dealers under Dealer Agreements to the extent of collections on Installment Contracts or Leases for the account of such Dealers received by the Collateral Agent or any Benefited Party, neither the Collateral Agent nor any of the Benefited Parties shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral (including without limitation any Dealer Agreement, Installment Contract or Lease) by reason of this Agreement, and none of such parties shall be obligated to perform any of the obligations or duties of any Debtor thereunder (including without limitation any obligation to make future advances to or on behalf of any Dealer or other obligor) or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 2.3 Delivery of Collateral. (a) All certificates or other instruments representing or evidencing the Pledged Shares, promptly upon an applicable Debtor gaining any rights therein, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Collateral Agent.
     (b) Each of the Intercompany Notes, promptly upon an applicable Debtor gaining any rights therein, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, endorsed to the Collateral Agent without representation, warranty or recourse (except as provided herein) for security purposes, or accompanied by separate assignments to Collateral Agent (on comparable terms), all in form and substance reasonably satisfactory to the Collateral Agent.
     Section 2.4 Marking Computer Files. In connection with the security interest and lien established hereby, each Debtor hereby agrees, at its sole expense, to indicate clearly and unambiguously in its computer files with respect to the Dealer Agreements, Dealer Loans, Installment Contracts and Leases encumbered hereby, that such Debtor’s rights to payment under such Dealer Agreements, Dealer Loans, Installment Contracts and Leases have been pledged to the Collateral Agent pursuant to this Agreement for the benefit of the Benefited Parties.
ARTICLE III
Representations and Warranties
     To induce the Collateral Agent to enter into this Agreement and the Intercreditor Agreement, and to induce the Benefited Parties to enter into the applicable First Lien Credit Documents, each of the Debtors represents and warrants to the Collateral Agent and to each Benefited Party that as of the date hereof:
     Section 3.1 Title. The applicable Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for (a) Liens which are not prohibited by the terms of the other First Lien Credit Documents then in effect (hereinafter, “Permitted Liens”), provided that, other than the Lien established hereby, no Lien on the Collateral described in clauses (i) or (j) of Section 2.1 hereof (other than Liens described in subclause (b) and, to the extent subject and subordinate to the Lien established by this Agreement, subclauses (b), g(i) and g(iii) of the definition of Permitted Liens contained in the Credit Agreement as in effect on the date hereof) shall constitute a Permitted Lien, (b) with respect to Dealer Agreements and Dealer Loans, and the Installment Contracts, Accounts, Chattel Paper, Leases and General Intangibles (and proceeds therefrom) relating to such Dealer Agreements and Dealer Loans, the rights of Dealers under such Dealer Agreements and (c) with respect to Installment Contracts or Leases (other than those owned outright by Debtor), Dealers’ interests in financed vehicles and in the proceeds of such Installment Contracts or Leases and Dealers’ interests, and the security interest and lien granted by Dealers to Debtor to secure repayment of Dealer Loans (and all other indebtedness of Dealers to Debtor) pursuant to the applicable Dealer Agreement.

     Section 3.2 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of the Debtors except (i) as may have been filed in favor of the Collateral Agent pursuant to this Agreement, (ii) financing statements filed to perfect Permitted Liens, and (iii) Liens described in Subsection 3.1(c) hereof. As of the date hereof, and to the best of the applicable Debtor’s knowledge, except as otherwise disclosed on Schedule E hereto, such Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.
     Section 3.3 Principal Place of Business. The principal place of business and chief executive office of the applicable Debtor, and the office where such Debtor keeps its books and records, is located at the address of such Debtor shown on Schedule A hereto.
     Section 3.4 Location of Collateral. All Inventory (except vehicles and Inventory in transit) and Equipment (other than vehicles) of the applicable Debtor in the possession of such Debtor are located at the places specified on Schedule A hereto. If any such location is leased by such Debtor as of the date hereof, the name and address of the landlord leasing such location is identified on Schedule A hereto. None of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title). All certificates or other instruments owned by such Debtor representing Equity Interests of any Significant Domestic Subsidiary (including, without limitation, the Pledged Shares) will be delivered to the Collateral Agent, accompanied by duly executed stock powers or instruments of transfer or assignments in blank with respect thereto.
     Section 3.5 Perfection. Upon (a) the filing of UCC financing statements in the jurisdictions listed on Schedule B hereto, (b) the recording of the Patent Security Agreement and the Trademark Security Agreement in the United States Patent and Trademark Office and the recording of the Copyright Security Agreement in the United States Copyright Office; and (c) upon the Collateral Agent’s obtaining possession of the certificates evidencing the Pledged Shares, accompanied by duly executed stock powers or instruments of transfer or assignments in blank and of the Intercompany Notes (duly endorsed, as aforesaid), the security interest in favor of the Collateral Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the UCC by filing financing statements, the recording of the Patent Security Agreement and the Trademark Security Agreement in the United States Patent and Trademark Office and the recording of the Copyright Security Agreement in the United States Copyright Office, or obtaining possession of the Collateral, subject to no junior, equal or prior Liens except for those (if any) which constitute Permitted Liens.
     Section 3.6 Primary Computer Systems and Software; Computer Records and Intellectual Property. The only material service and computer systems and related Software utilized by the applicable Debtor to service Dealer Agreements, Dealer Loans, Installment Contracts and Leases (whether or not encumbered hereby) are (a) the Application and Contract System which is used from the time an approval is downloaded from the Credit Approval Processing System until the relevant Installment Contract or Lease is received and funded, (b) the Loan Servicing System which contains all payment information and is the primary source for management information reporting, and (c) the Collection System which is used by such Debtor’s collections personnel to track and service all active customer accounts. Such computer systems and software are defined (and described in greater detail) on Schedule C, hereto.

     Section 3.7 Pledged Shares.
     (a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and non-assessable, and the Pledged Shares which are membership, partnership or other similar ownership interests have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable.
     (b) The applicable Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement and the Permitted Liens) and no issuer of Pledged Shares is a party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such shares are held by each Debtor directly and not through any securities intermediary.
     (c) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership or other ownership interests of the Issuers thereof indicated on Schedule D hereto, if applicable, and such schedule contains a description of all shares of capital stock, partnership units, membership interests and other ownership interests of or in the Pledged Subsidiaries owned by the applicable Debtor (as such Schedule D may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement).
     Section 3.8 Intellectual Property.
     Each Debtor owns the United States registered copyrights, letters patent and trademarks and intellectual property license agreements set forth on Schedule F hereto, together with the applications for registration of copyrights, trademarks or patents, and such mask works set forth on the attached Schedule F hereto, together with such additional intellectual property as such Debtor may disclose to the Collateral Agent from time to time, and all such property rights are valid, subsisting and enforceable, except where the failure to be so could not reasonably be expected to have a Material Adverse Effect. Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the foregoing trademarks, patents and copyrights set forth on Schedule F hereto (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such trademarks, patents and copyrights are material to such Debtor’s business.
     Section 3.9 Timing of Representations and Warranties. The representations and warranties contained in this Article III are given as of the date of this Agreement.
ARTICLE IV
Covenants

     Each of the Debtors covenants and agrees with the Collateral Agent that until the First Lien Obligations are paid and performed in full and all commitments to lend or provide other credit accommodations under the First Lien Credit Documents have been terminated:
     Section 4.1 Encumbrances. The applicable Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance (other than the Liens created by this Agreement and the Permitted Liens) or any restriction upon the pledge or other transfer thereof (other than as provided or permitted in the First Lien Credit Documents), and shall, subject to the Permitted Liens, defend such Debtor’s title to and other rights in the Collateral and the Collateral Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the First Lien Credit Documents or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Collateral Agent in the Collateral.
     Section 4.2 Collection of Accounts and Contracts; No Commingling. The applicable Debtor shall, in accordance with its usual business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts and from any Dealer or from any obligor under an Installment Contract or Lease, as the case may be, any Dealer Loans or other amounts owing under a Dealer Agreement, Installment Contract or Lease, as applicable. The applicable Debtor shall take the steps required under the documents relating to Permitted Securitizations to segregate any Collateral transferred, encumbered or otherwise affected by a Permitted Securitization from the Collateral encumbered under this Agreement and all proceeds or other sums received in respect thereof (provided that Dealer Agreements which cover Dealer Loans which have been transferred pursuant to a Permitted Securitization, but which also cover Dealer Loans encumbered hereby, may contain the legend affixed in connection with the applicable Permitted Securitization).
     Section 4.3 Disposition of Collateral. To the extent prohibited by the terms of the First Lien Credit Documents, the applicable Debtor shall not enter into or consummate any transfer or other disposition of assets without the prior written consent of the applicable Benefited Parties, according to the terms of the applicable First Lien Credit Documents.
     Section 4.4 Further Assurances. At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of the Debtors, the applicable Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Collateral Agent may reasonably deem necessary or appropriate to preserve and perfect its security interest in, and pledge and collateral assignment of, the Collateral and carry out the provisions and purposes of this Agreement or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; provided, however, that nothing contained in this Section 4.4 shall require such Debtor to affix legends to the Dealer Agreements, Installment Contracts or Leases (or folders containing the same) prior to the times set forth in Section 6.4. Except as otherwise expressly permitted by the terms of the First Lien Credit Documents relating to disposition of assets, including, without limitation, any Permitted Securitization and except for Permitted Liens, the applicable Debtor agrees to maintain and preserve the Collateral Agent’s security interest in, and pledge and collateral assignment of, the Collateral hereunder. Without limiting the generality of the foregoing, the applicable Debtor shall (a) deliver to the Collateral Agent such financing statements as the Collateral Agent may from time to time require; and (b) execute and deliver to the Collateral Agent, or cause to be so executed and delivered, such other agreements, acknowledgments, documents and instruments, including without limitation, stock powers, as the Collateral Agent may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the First Lien Security Documents. The applicable Debtor authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Debtor unless otherwise prohibited by law.
     Section 4.5 Insurance. The applicable Debtor shall maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers’ compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated and shall cause the Collateral Agent to be named as “lender loss payee” thereunder to the full extent required to perfect and/or protect the Lien established hereby, provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice. Recoveries under any such policy of insurance shall be paid as provided in the First Lien Credit Documents, subject to the Intercreditor Agreement.
     Section 4.6 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of the applicable Debtor’s agents or processors, the applicable Debtor shall, at the request of the Collateral Agent (as directed by the Applicable Authorized Representative), notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions, and shall obtain such acknowledgments and/or undertakings from such Persons as reasonably requested by Collateral Agent (as directed by the Applicable Authorized Representative).
     Section 4.7 Furnishing of Information and Inspection Rights. (a) Pursuant to the Prior Security Agreements, the applicable Debtors thereunder delivered to the Collateral Agent, on a confidential and proprietary basis, one or more computer files or microfiche lists containing true and complete (and updated to the most recent month end) lists of all Dealer Agreements and Dealer Loans, and all Installment Contracts or Leases, as applicable, securing all such Dealer Loans or owned outright by such Debtor, identified by account number, dealer number (if not owned outright by such Debtor), and pool number.
          (b) From and after the date of this Agreement,
     (i) so long as no Event of Default has occurred and is continuing, upon the written request of the Collateral Agent (as directed by the Requisite

Benefited Parties), each applicable Debtor shall be obligated, but not more frequently than monthly; and
     (ii) upon the occurrence and during the continuance of an Event of Default, each applicable Debtor shall be obligated, on a monthly basis whether or not the Collateral Agent shall so request, and more frequently upon the written request of the Collateral Agent (as directed by the Applicable Authorized Representative);
to furnish to the Collateral Agent, a computer file, microfiche list or other list identifying each of the Dealer Agreements, Dealer Loans, Installment Contracts and Leases encumbered hereby by pool number, account number and dealer number (if not owned outright by such Debtor) identifying the relevant Installment Contract or Lease, and such Debtor shall also furnish to the Collateral Agent from time to time such other information with respect to Dealer Agreements, Dealer Loans, Installment Contracts and Leases encumbered hereby as the Collateral Agent may reasonably request. Without impairing the rights of any Benefited Party to obtain information from such Debtor under any of the other First Lien Credit Documents, as applicable, the Collateral Agent shall furnish copies of the foregoing to any Authorized Representative that has entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company upon such Authorized Representative’s request following the occurrence and during the continuance of any Default or Event of Default, and each Debtor hereby authorizes and approves such release. Each Debtor will, at any time and from time to time during regular business hours, upon 5 days’ prior notice (except if any Event of Default has occurred and is continuing, when no prior notice shall be required), permit the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of such Debtor for the purpose of examining such Records, and to discuss matters relating to the Dealer Loans, Installment Contracts, Leases or such Debtor’s performance hereunder and under the other First Lien Credit Documents with any of the officers, directors, employees or independent public accountants of such Debtor having knowledge of such matters; provided, however, that the Collateral Agent acknowledges that, in exercising the rights and privileges conferred in this Section 4.7, it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which such Debtor has a proprietary interest. The Collateral Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the applicable Debtor, any such information, practices, books, correspondence and records furnished to them except that the Collateral Agent may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives, (iii) to the extent such information was available to the Collateral Agent on a nonconfidential basis prior to its disclosure to the Collateral Agent hereunder, (iv) to the extent the Collateral Agent is (A) required in connection with any legal or regulatory proceeding or (B) requested by any bank or other regulatory authority, to disclose such information, (v) to any prospective assignee of any Credit Agreement Obligation; provided, that the Collateral Agent shall notify such assignee of the confidentiality provisions of this Section 4.7 and such assignee shall agree to be bound thereby, or (vi) to any Credit Agreement Secured Party, subject to the confidentiality provisions contained in this Agreement and any of the other First Lien Credit Documents to which it is a party, upon the request of such party following the occurrence and during the continuance of such Default or Event of Default (but with no obligation on the part of any such Credit Agreement Secured Party hereunder to return such information to Collateral Agent or the applicable Debtor if any such Default or Event of Default is subsequently cured or waived), or (vii) at any time to any Authorized Representative, subject to the confidentiality provisions contained in this Agreement and any of the other First Lien Credit Documents to which it is a party. Notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Dealer Loans, Dealer Agreements, Installment Contracts, Leases or other information related to any Collateral referred to in any financing statement filed or acknowledgment obtained to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. The Collateral Agent agrees (at the Debtors’ sole cost and expense) to take such measures as shall be reasonably requested by the Debtors to protect and maintain the security and confidentiality of such information. The Collateral Agent shall exercise good faith and make diligent efforts to provide the Debtors with written notice at least five (5) Business Days’ prior to any disclosure pursuant to this Subsection 4.7(b).
     (c) Furthermore, each Debtor shall permit the Collateral Agent and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit such Debtor’s books and Records as otherwise provided under the First Lien Credit Documents.
     Section 4.8 Corporate Changes. None of the Debtors shall change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Collateral Agent thirty (30) days’ prior written notice thereof and shall have taken all action deemed necessary or desirable by the Collateral Agent to protect its Liens and the perfection and priority thereof. None of the Debtors shall change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given the Collateral Agent thirty (30) days’ prior written notice thereof and shall have taken all action deemed necessary or desirable by the Collateral Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.
     Section 4.9 Books and Records; Information. Each Debtor shall keep accurate and complete books and records (the “Records”) of the Collateral and such Debtor’s business and financial condition in accordance with the First Lien Credit Documents. Subject to Section 4.7, each Debtor shall from time to time at the request of the Collateral Agent deliver to the Collateral Agent such information regarding the Collateral and such Debtor as the Collateral Agent may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Each Debtor shall mark its books and records to reflect the security interest of the Collateral Agent under this Agreement;

provided, however, that with respect to its computer files, such Debtor’s compliance with Section 2.4 hereof shall be deemed to satisfy its obligations under this sentence.
     Section 4.10 Administrative and Operating Procedures. Each Debtor will maintain and implement administrative and operating procedures (including without limitation an ability to recreate records relating to the Dealer Agreements, Dealer Loans, Installment Contracts and Leases encumbered hereby in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Dealer Agreements, Dealer Loans, Installment Contracts and Leases encumbered hereby (including without limitation records adequate to permit adjustments to amounts due under each of such Dealer Agreements, Dealer Loans, Installment Contracts and Leases). Each Debtor will give the Collateral Agent notice of any material change in the administrative and operating procedures of such Debtor referred to in the previous sentence. Notwithstanding the foregoing, the Debtors shall not be required to make or retain duplicate copies of Installment Contracts or Leases.
     Section 4.11 Equipment and Inventory.
     (a) Each Debtor shall keep the Equipment (other than vehicles) and Inventory (other than vehicles and Inventory in transit) which is in such Debtor’s possession at any of the locations specified on Schedule A hereto or, upon thirty (30) days’ prior written notice to the Collateral Agent, at such other places within the United States of America or Canada where all action required to perfect the Collateral Agent’s security interest in the Equipment and Inventory with the priority required by this Agreement shall have been taken.
     (b) Each Debtor shall maintain the Equipment and Inventory in accordance with the terms of the First Lien Credit Documents.
     Section 4.12 Notification. Each Debtor shall promptly notify the Collateral Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.
     Section 4.13 Collection of Accounts. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section 4.13 and in Section 5.1, the applicable Debtor shall have the right to collect and receive payments on the Accounts, Dealer Agreements, Dealer Loans, Installment Contracts, Leases and other financial assets and to use and expend the same in its operations, in each case in compliance with the terms of each of the First Lien Credit Documents. In connection with such collections, the applicable Debtor may take (and, at the Collateral Agent’s direction following the occurrence and during the continuance of an Event of Default, shall take) such actions as such Debtor or the Collateral Agent may deem necessary or advisable to enforce collection of the Accounts, Dealer Agreements, Dealer Loans, Installment Contracts and other financial assets.
     Section 4.14 Voting Rights; Distributions, Etc.

     (a) So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (i) or (ii) of this subparagraph):
     (i) Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Collateral Agent which would violate any provision of this Agreement or any of the other First Lien Credit Documents; and
     (ii) Except as otherwise provided in this Agreement or any of the other First Lien Credit Documents, each Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.
     (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) The Collateral Agent may, at the direction or with the concurrence of the Applicable Authorized Representative as required under the Intercreditor Agreement, (without notice to the Debtors), transfer or register in the name of the Collateral Agent or any of its nominees, for the equal and ratable benefit of the Benefited Parties, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, at the direction or with the concurrence of the Applicable Authorized Representative as required under the Intercreditor Agreement, after delivery of notice to the applicable Debtor, exercise all voting and corporate or similar rights at any meeting of any corporation or other entity issuing any of the Pledged Shares, and any and all rights of conversion, exchange, subscription, distribution or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Collateral Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation or other entity issuing any of such Pledged Shares or upon the exercise by any such issuer or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Shares and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing.
     (ii) All rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to

Subsection 4.14(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.14(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Collateral Agent which shall thereupon have the sole right, at the direction or with the concurrence of the Applicable Authorized Representative as required under the Intercreditor Agreement, to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares, as the case may be, such dividends, interest and other distributions.
     (iii) All dividends, interest and other distributions which are received by the Debtors contrary to the provisions of this Subsection 4.14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds and property of the Debtors and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
     (iv) The Debtors shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Subsection 4.14(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Subsection 4.14(b). The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 5.1.
     Section 4.15 Transfers and Other Liens; Additional Investments. Each Debtor agrees that (a) except with the written consent of the Collateral Agent, it will not permit any Pledged Subsidiary to issue to it or any of its other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments in addition to or in substitution for any of the Pledged Shares, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Collateral Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or Collateral Agent, be automatically encumbered by this Agreement as Pledged Shares) and (b) it will promptly upon the written request of the Collateral Agent following the issuance thereof (and in any event within three Business Days following such request) deliver to the Collateral Agent (i) an amendment, duly executed by the applicable Debtor, in substantially the form of Exhibit A hereto (an “Amendment”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor or (ii) a new stock pledge, duly executed by the applicable Subsidiary, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Subsidiary granting to the Collateral Agent, for the benefit of the Benefited Parties, a first priority security interest, pledge and lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, and the acknowledgment of any issuer necessary or appropriate to perfect such pledge, security interest and lien on any membership or similar ownership interest. Each Debtor hereby (x) authorizes the Collateral Agent to attach each Amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of this Agreement with respect to the Collateral covered thereby.
     Section 4.16 Possession; Reasonable Care. Regardless of whether an Event of Default has occurred or is continuing, the Collateral Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Collateral Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Collateral Agent, of any or all of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, distribution or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Requisite Benefited Parties, if no Event of Default has occurred and is continuing, and of the Applicable Authorized Representative, following the occurrence and during the continuance of an Event of Default. Following the occurrence and continuance (beyond any applicable grace or cure period) of an Event of Default, the Collateral Agent shall be entitled to take possession of the Collateral in accordance with the UCC.
     Section 4.17 Future Significant Domestic Subsidiaries. (a) With respect to each Person which becomes a Significant Domestic Subsidiary subsequent to the date hereof, on the date such Person is created, acquired or otherwise becomes a Significant Domestic Subsidiary (whichever first occurs), the Company shall cause such Subsidiary to execute and deliver, to the Collateral Agent a joinder agreement, substantially in the form of Exhibit B hereto, by which such Subsidiary shall become obligated as Debtor hereunder, as fully as though an original signatory hereto.
     (b) The Company shall complete and deliver to the Collateral Agent Schedule D hereto, listing all then-existing Subsidiaries which are Significant Domestic Subsidiaries and providing such information regarding its direct or indirect ownership interests in such Subsidiaries as Collateral Agent may require.
     (c) Furthermore, promptly following the effective date of each acquisition or creation of a Significant Domestic Subsidiary after the delivery of the initial Schedule D hereto, the Company from time to time shall revise Schedule D hereto and deliver a copy thereto to the Collateral Agent, adding to Schedule D the name of each such Significant Domestic Subsidiary so acquired or created (and supplying the other information required on such schedule including ownership information), and, upon such revision, the Company and/or the applicable Debtor shall be deemed to have pledged 100% of the capital stock, partnership interests, membership interests or other ownership interests (to the extent owned by the Company and/or such Debtor) of each such Significant Domestic Subsidiary so acquired or created to Collateral Agent, for and on behalf of the Benefited Parties.
     Section 4.18 Preservation of Intellectual Property.
     (a) Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or the United States Patent and Trademark Office or in any court, to defend, enforce and preserve the validity and ownership of the intellectual property identified on Schedule F hereto and all such additional registered intellectual property as may be acquired or held by each Debtor except, in each case, in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them.
     (b) Each Debtor shall not abandon any registered intellectual property registrations or applications therefor without the written consent of the Collateral Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or pursuit or maintenance of such intellectual property registrations or applications, is not of material economic value to them.
     (c) In the event that a Debtor becomes aware that any item of the intellectual property which such Debtor has determined, using its commercially reasonable judgment, to be material to its business (either singly or when taken as a whole together with other such intellectual property rights then being infringed against or misappropriated) is infringed or misappropriated by a third party, such Debtor shall notify the Collateral Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Collateral Agent deems necessary or appropriate (using its reasonable commercial judgment) including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Collateral Agent promptly and in writing and in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the intellectual property collateral.
     (d) Promptly following application for registration, registration or acquisition by a Debtor of any trademark, patent or copyright, such Debtor shall provide notice to the Collateral Agent of such application, registration or acquisition so that the Collateral Agent may make such filings as it may deem necessary or desirable to perfect its interest in such intellectual property, and such Debtor shall execute an amendment to the Security Agreement in substantially the form of Exhibit C hereto in order to for the Collateral Agent to perfect its interests in any intellectual property held by such Debtor.
ARTICLE V
Rights of the Collateral Agent

     Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Collateral Agent at any time and from time to time deems necessary or desirable, to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Debtor hereby gives the Collateral Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of the Debtors:
     (i) to demand, sue for, collect or receive, in the name of the Debtors or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;
     (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;
     (iii) (A) to direct account debtors, Dealers, any obligors under Installment Contracts or Leases, as applicable, and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtors with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (i) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); and (K) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Debtors’ sole expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Collateral Agent’s security interest therein.
     This power of attorney is a power coupled with an interest and shall be irrevocable. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.
     Section 5.2 Setoff. In addition to and not in limitation of any rights of any Benefited Party under applicable law, the Collateral Agent and each Benefited Party shall, upon acceleration of any First Lien Obligation owing to such party under the First Lien Credit Documents, as the case may be, or when and to the extent any such First Lien Obligation shall otherwise be due and payable, and without notice or demand of any kind, have the right to appropriate and apply to the payment of the First Lien Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Debtors then or thereafter on deposit with such Benefited Party; provided, however, that any such amount so applied by any Benefited Party on any of the First Lien Obligations owing to it shall be subject to the provisions of Article II of the Intercreditor Agreement.
     Section 5.3 Assignment by the Collateral Agent. The Collateral Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Collateral Agent under this Agreement and the other First Lien Security Documents (including, without limitation, the First Lien Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Intercreditor Agreement and the other First Lien Credit Documents, as applicable, and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Collateral Agent herein or otherwise.
     Section 5.4 Performance by the Collateral Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Collateral Agent may perform or attempt to perform such covenant or agreement on behalf of such Debtor, in which case Collateral Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Collateral Agent, promptly pay any reasonable amount expended by the Collateral Agent in connection with such performance or attempted performance to the Collateral Agent, together with interest thereon at the interest rate set forth in the Credit Agreement (or if the Credit Agreement is not then in effect, the highest non-default interest rate contained in the other First Lien Credit Documents then in effect), from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Collateral Agent shall not have any liability or responsibility for the performance of any obligation of the Debtors under this Agreement.
     Section 5.5 Restrictions under Dealer Agreements; Non-petition Covenant. In exercising the rights and remedies set forth in this Agreement, the Collateral Agent shall take no action with regard to any Dealer which is expressly prohibited by the related Dealer Agreement.
     Section 5.6 Certain Costs and Expenses. The Debtors shall pay or reimburse the Collateral Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees and expenses supported by an itemized billing statement) incurred by it in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any other First Lien Security Document during the existence of an Event of Default or after acceleration of any of the First Lien Obligations, (including in connection with any “workout” or restructuring regarding the First Lien Obligations, and including in any insolvency proceeding or appellate proceeding); provided, however, that the Debtors shall only be required to pay or reimburse the Collateral Agent in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other First Lien Security Document for the fees and expenses of one law firm in each jurisdiction governing the establishment, perfection or priority of any security interest or lien established hereby or governing any dispute, claim or other matter arising hereunder, at any given time, engaged on behalf of the Collateral Agent. The agreements in this Section 5.6 shall survive the payment in full of the First Lien Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Benefited Parties shall be governed by the terms and conditions of the applicable First Lien Credit Documents.
     Section 5.7 Indemnification. The Debtors shall indemnify, defend and hold the Collateral Agent, each Credit Agreement Secured Party and each Authorized Representative, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees and expenses supported by an itemized billing statement) of any kind or nature whatsoever which may at any time (including at any time following repayment of the First Lien Obligations and the termination, resignation or replacement of the Collateral Agent or replacement of any Benefited Party) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other First Lien Security Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any “Bankruptcy Case” (as defined in the Intercreditor Agreement) or appellate proceeding) related to or arising out of this Agreement or the First Lien Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.7 to any Indemnified Person (a) with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or (b) if, in the case of an action solely among the Collateral Agent and/or the Benefited Parties (or any of them), neither any Debtor nor any of its Affiliates or employees or agents is (or has been) finally determined, in a court of competent jurisdiction, to have engaged in any wrongful conduct or in any breach of this Agreement or any of the First Lien Credit Documents or (c) if, in the case of an action solely as between or among the Collateral Agent and/or the Benefited Parties (or any of them) on the one hand and a Debtor, on the other hand, (i) such Debtor has obtained a final, non-appealable judgment from a court of competent jurisdiction that neither it nor any of its Affiliates, employees or agents has engaged in any wrongful conduct or in any breach of this Agreement or any of the other First Lien Credit Documents or (ii) such Debtor by non-appealable judgment is the prevailing party. The agreements in this Section 5.7 shall survive payment of all other First Lien Obligations.
ARTICLE VI
Default
     Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the following rights and remedies, subject to the direction and/or consent of the Applicable Authorized Representative as required under the Intercreditor Agreement:
     (i) In addition to all other rights and remedies granted to the Collateral Agent in this Agreement, the Intercreditor Agreement or in any of the other First Lien Credit Documents or by applicable law, the Collateral Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral), and the Collateral Agent may also, without notice except as specified below or in the Intercreditor Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Collateral Agent may (A) without demand or notice to the Debtors (except as required under the First Lien Credit Documents or applicable law), collect, receive or take possession of the Collateral or any part thereof and for that purpose the Collateral Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Collateral Agent and, subject to the terms of the Intercreditor Agreement, each of the Benefited Parties shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. Upon the request of the Collateral Agent, the applicable Debtor shall assemble the Collateral and make it available to the Collateral Agent at any place designated by the Collateral Agent that is reasonably convenient to such Debtor and the Collateral Agent. The Debtors agree that the Collateral Agent shall not be obligated to give more than ten (10) days’ prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Collateral Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Collateral Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Collateral Agent in connection with the collection of the First Lien Obligations and the enforcement of the Collateral Agent’s rights under this Agreement and the Intercreditor Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the Proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (i) and applicable law) applied to the First Lien Obligations are insufficient to pay First Lien Obligations in full. The Collateral Agent shall apply the proceeds from the sale of the Collateral hereunder against the First Lien Obligations in such order and manner as is provided in the Intercreditor Agreement.
     (ii) The Collateral Agent may cause any or all of the Collateral held by it to be transferred into the name of the Collateral Agent or the name or names of the Collateral Agent’s nominee or nominees.
     (iii) The Collateral Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.
     (iv) On any sale of the Collateral, the Collateral Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Collateral Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.
     (v) For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Section 6.1 and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if the Collateral Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement such Debtor) except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Collateral Agent.
     (vi) The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615 (f) of the UCC: (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by Persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a Person related to a secured party or a secondary obligor under Section 9-615(f).
     Section 6.2 Private Sales.
     (a) In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, each Debtor agrees that upon the occurrence and during the continuance of an Event of Default, Collateral Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Collateral Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Collateral Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Benefited Parties at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Shares (to the extent applicable) for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.
     (b) Each Debtor further agrees to do or cause to be done, to the extent that such Debtor may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ sole expense.
     Section 6.3 Establishment of Special Account; and Lock Box. Upon the occurrence and during the continuance of any Event of Default, if so directed by the Applicable Authorized Representative, there shall be established by the Debtors with Collateral Agent, for the benefit of the Benefited Parties in the name of the Collateral Agent, a segregated non-interest bearing cash collateral account (“Special Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent and the Benefited Parties; provided, however, that the Special Account may be an interest-bearing account with a commercial bank (including Comerica or any other Benefited Party which is a commercial bank) if so directed by the Applicable Authorized Representative and determined by the Collateral Agent, in its reasonable discretion, to be practicable, invested by Collateral Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Subject to the terms hereof and to the rights of Dealers under applicable Dealer Agreements and to the rights of the applicable creditor in respect of Permitted Securitizations, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in such account. Furthermore, upon the occurrence and during the continuance of any Event of Default, the Debtors agree, upon the written election of the Applicable Authorized Representative, to establish and maintain at Debtors’ sole expense a United States Post Office lock box (the "Lock Box”), to which the Collateral Agent shall have exclusive access and control. Each Debtor expressly authorizes the Collateral Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement. Upon the occurrence and during the continuance of an Event of Default, the applicable Debtor shall, upon the Applicable Authorized Representative’s request, notify all account debtors, all Dealers under Dealer Agreements encumbered hereby and all obligors under Installment Contracts or Leases encumbered hereby that all payments made to such Debtor (a) other than by electronic funds transfer, shall be remitted, to the Lock Box , and each Debtor shall include a like statement on all invoices, with the items removed from the Lock Box to be deposited as the Applicable Authorized Representative may direct, in (i) a Debtor deposit account that is subject to a deposit account control agreement in favor of the Collateral Agent or otherwise under the control of the Collateral Agent or (ii) the Special Account and (b) by electronic funds transfer, shall be remitted as the Applicable Authorized Representative may direct, to (i) a Debtor deposit account that is subject to a deposit account control agreement in favor of the Collateral Agent or otherwise under the control of the Collateral Agent or (ii) the Special Account, and each Debtor shall include a like statement on all invoices. The Debtors shall execute all documents and authorizations as reasonably required by the Collateral Agent, as directed by the Applicable Authorized Representative, to establish and maintain the Lock Box and the Special Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by the Debtors with Collateral Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.
     Section 6.4 Legending Installment Contracts and Leases on Default. Upon the occurrence and during the continuance of any Event of Default, the Applicable Authorized Representative may elect (the “Election”), by directing the Collateral Agent to notify the Debtors of such election, to affix to each Installment Contract and Lease encumbered by this Agreement or securing Dealer Loans or otherwise related to a Dealer Agreement encumbered hereby (or, at the Debtors’ option, to the file folders containing such Installment Contracts or Leases) the following legend: “THIS AGREEMENT HAS BEEN PLEDGED TO COMERICA BANK, AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN BENEFITED PARTIES”; provided that, in the event that the Credit Agreement is no longer extant or Comerica shall cease to be the Collateral Agent, a substantially similar legend shall be used. The Election, once made by the Applicable Authorized Representative, as aforesaid, shall remain in effect, and the Debtors shall remain obligated to comply with such Election, notwithstanding any subsequent waiver or cure of the applicable Event of Default giving rise to such election, unless the Election is withdrawn by the Applicable Authorized Representative.
ARTICLE VII
Miscellaneous
     Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.
     Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtors and the Collateral Agent and their respective heirs, successors and assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT, (ALONG WITH THE INTERCREDITOR AGREEMENT, AND THE FIRST LIEN CREDIT DOCUMENTS REFERRED TO HEREIN) EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.
     Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Collateral Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third “Business Day” (as defined in the Credit Agreement) after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Collateral Agent shall not be effective until actually received by the Collateral Agent.
     Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER FIRST LIEN SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MICHIGAN OR OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MICHIGAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTORS AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTORS AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY FIRST LIEN SECURITY DOCUMENT.
     Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Collateral Agent shall affect the representations and warranties or the right of the Collateral Agent or any of the Benefited Parties to rely upon them.
     Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 7.9 Waiver of Bond. In the event the Collateral Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.
     Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.11 Construction. Each Debtor and the Collateral Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Collateral Agent.
     Section 7.12 Termination. If all of the First Lien Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.6 and 5.7 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full and all commitments to extend credit or other credit accommodations under the First Lien Credit Documents have been terminated, the Collateral Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not previously been sold or otherwise applied pursuant to this Agreement.
     Section 7.13 Release of Collateral. The Collateral Agent shall, upon the written request of the applicable Debtor, execute and deliver to such Debtor a proper instrument or instruments acknowledging or confirming the release of the security interest and liens established hereby (or confirming the authority of the Debtor to execute such releases) (a) on any Collateral (i) which is permitted to be sold or disposed of by a Debtor or any other grantor in connection with a Permitted Securitization or (ii) the sale or other disposition of which is not otherwise prohibited under the terms of any of the other First Lien Credit Documents (or in the event any of the First Lien Credit Documents prohibits such sale or disposition, the Requisite Benefited

Parties under such First Lien Credit Documents shall have consented to such sale or disposition in accordance with the terms thereof) or (b) if such release is provided for, or permitted or required under, or has been approved by the requisite parties in accordance with the applicable terms and conditions of, the First Lien Credit Documents of each Class or the Intercreditor Agreement.
     Section 7.14 WAIVER OF JURY TRIAL. EACH OF THE DEBTORS AND THE COLLATERAL AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER FIRST LIEN SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE DEBTOR AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER FIRST LIEN SECURITY DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
     Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the First Lien Credit Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any of the other First Lien Credit Documents, such provision of this Agreement shall govern.
     Section 7.16 Amendment and Restatement; Reaffirmation. This Agreement shall be deemed to amend, restate, renew and replace, in its entirety the prior amended and restated security agreement executed and delivered by the parties as of February 7, 2006, which amended and restated the earlier security agreements referred to therein (all such prior security agreements referred to herein as the “Prior Security Agreements”). The Debtors further reaffirm their respective obligations under the Intercreditor Agreement to the extent and on the terms set forth therein.
* * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

CREDIT ACCEPTANCE CORPORATION

By: Name:	/s/ Douglas W. Busk Douglas W. Busk
Title:	Treasurer
Address for Notices:
Credit Acceptance Corporation
25505 W. 12 Mile Road, Suite 3000
Southfield, Michigan 48034
Fax No.: 248-827-8542
Telephone No.: 248-353-2700
Attention: Doug Busk

BUYERS VEHICLE PROTECTION PLAN, INC.

VEHICLE REMARKETING SERVICES, INC.

By:	/s/ Douglas W. Busk

Name:	Douglas W. Busk
Title:	Treasurer
Address for Notices:
c/o Credit Acceptance Corporation
25505 W. 12 Mile Road, Suite 3000
Southfield, Michigan 48034
Fax No.: 248-827-8542
Telephone No.: 248-353-2700
Attention: Doug Busk

COLLATERAL AGENT:

COMERICA BANK as Collateral Agent

By:	/s/ Michael P. Stapleton

Name:	Michael P. Stapleton
Title:	Vice President
Address for Notices:
Comerica Bank
One Detroit Center, 6th Floor
500 Woodward Avenue
Detroit, Michigan 48226
Fax No.: (313) 222-5636
Telephone No.: (313) 222-2863
Attention: Michael P. Stapleton

SCHEDULE A
Principal Place of Business, Locations of Equipment and Inventory
(including leased locations) in the Possession of Debtors
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034
20700 Civic Center Drive
Suite 300
Southfield, MI 48034
Civic Center Drive, Southfield, Michigan Landlord Contact Info:
Farbman Group
28400 Northwestern Highway, Suite 400
Southfield, MI 48034
Attention: Andy Gutman, Chief Financial Officer
2460 Paseo Verde Parkway,
Suite 110
Henderson, NV 89074
Henderson, Nevada Landlord Contact Info:
American Nevada Company, LLC
901 N. Green Valley Parkway, Suite 200
Henderson, NV 89074-7105
Attn: Charles W. Van Geel, Vice President, Commercial Leasing Operations
Buyers Vehicle Protection Plan, Inc.
25505 West Twelve Mile Road
Southfield, Michigan 48034
Vehicle Remarketing Services, Inc.
25505 West Twelve Mile Road
Southfield, Michigan 48304

SCHEDULE B
TO
SECURITY AGREEMENT
Jurisdictions for Filing
UCC-1 Financing Statements
Credit Acceptance Corporation
Michigan
Buyers Vehicle Protection Plan, Inc.
Michigan
Vehicle Remarketing Services, Inc.
Michigan

SCHEDULE C
TO
SECURITY AGREEMENT
Primary Computer Systems and Software
     The loan origination systems (CAPS and the Company’s Application and Contract System) are custom-written software applications that run on Sun (Solaris operating system) along with database software from Oracle. The system is maintained by in-house personnel.
     The loan servicing system (LSS) is a custom-written software application that runs on HP (HP/UX operating system) along with database software from Oracle. The system is maintained by in-house personnel.
     The collection system (CTV) is a licensed software package from Ontario Systems that runs on HP (HP/UX operating system). The system is maintained by in-house personnel and Ontario Systems.
     All systems are protected from failure by redundancy in the hardware and networks, backup generators for power, and at a secondary site for disaster recovery at Sunguard.

SCHEDULE D
TO
SECURITY AGREEMENT
Pledged Shares

				Pledged Shares as %
			No. of	of Total Shares	Total Shares
		Certificate	Pledged	Issued and	Issued and
Issuer	Owner	No.	Shares	Outstanding	Outstanding
Buyers Vehicle Protection Plan, Inc.	Company	1	1,000	100%	1,000
Vehicle Remarketing Services, Inc.	Company	1	10	100%	10
VSC Re Company	Company	1	10,000	100%	10,000

SCHEDULE E
TO
SECURITY AGREEMENT
Trade and Other Names
Credit Acceptance Corporation

STATES
AL — Alabama	None
AK — Alaska	None
AZ — Arizona	None
AR — Arkansas	AutoNet Finance.com, CAC Auto Leasing
CA — California	Los Angelos County ONLY — AutoNet Finance.com, CAC Auto Leasing
CO — Colorado	AutoNet Finance.com, CAC Auto Leasing
CT — Connecticut	None
DE — Delaware	None
DC — Dist. Of Col.	None
FL — Florida	None
GA — Georgia	None
HI — Hawaii	AutoNet Finance.com
ID — Idaho	AutoNet Finance.com, CAC Auto Leasing
IL — Illinois	None
IN — Indiana	AutoNet Finance.com, CAC Auto Leasing
IA — Iowa	AutoNet Finance.com, CAC Auto Leasing
KS — Kansas	None
KY — Kentucky	AutoNet Finance.com
LA — Louisiana	None
ME — Maine	AutoNet Finance.com, CAC Auto Leasing
MD — Maryland	None
MA — Mass.	None
MI — Michigan	None
MN — Minnesota	AutoNet Finance.com, CAC Auto Leasing
MS — Mississippi	None
MO — Missouri	None
MT — Montana	None
NE — Nebraska	None
NV — Nevada	None
NH — New Hamp.	None
NJ — New Jersey	None
NM — New Mexico	None
NY — New York	None
NC — North Car.	Autonet Finance Company.com, Inc., CAC Leasing, Inc.
ND — North Dak.	None
OH — Ohio	None
OK — Oklahoma	AutoNet Finance.com, CAC Auto Leasing
OR — Oregon	None
PA — Penn.	AutoNet Finance.com, CAC Auto Leasing, Credit Acceptance Financial Services, Inc.
RI — Rhode Island	None
SC — South Car.	Richand County ONLY — AutoNet Finance.com
SD — South Dak.	None

TN — Tennessee	None
TX — Texas	AutoNet Finance.com, CAC Auto Leasing
UT — Utah	None
VT — Vermont	None
VA — Virginia	City of Virginia Beach ONLY -AutoNet Finance.com, CAC Auto Leasing
WA — Washington	AutoNet Finance.com, CAC Auto Leasing
WV — West Vir.	None
WI — Wisconsin	None
WY — Wyoming	None
Buyers Vehicle Protection Plan, Inc.
None
Vehicle Remarketing Services, Inc.
Oklahoma — Vehicle Remarketing Services of Michigan, Inc.

6

SCHEDULE F
TO
SECURITY AGREEMENT
Copyright Schedule
Credit Acceptance Corporation

COPYRIGHT	REG. NO.
CAC program review: 18 minutes that can change the profitability of your dealership : ser. 100	TX3449287
CAC program review: 18 minutes that can change the profitability of your dealership : ser. 200	TX3449289
CAC Sales and management video seminar	TX3377499
CAC sales and management video seminar	TX3395660
CAC Sales and management video seminar : owner’s manual	TX3395659
Century Club stock option plan for dealers	TX3724334
Century Club stock option plan for dealers	TX3770159
Credit Acceptance Corporation dealership procedures	TX3467195
Credit Acceptance Corporation dealership procedures	TX3572818
Credit Acceptance Corporation management conference	TX3305783
Credit Acceptance Corporation management conference	TX3439695
Credit Acceptance Corporation management conference manual. By Credit Acceptance Corporation	TX4348146
Credit Acceptance Corporation servicing agreement instructions	TX3436544
Credit Acceptance Corporation: servicing agreement instructions	TX3577877
Credit acceptance corporation’s 100% plus plan	TX4160147
Credit Acceptance corporation’s value advance program (VAP)	TX4160146
Don Foss/Credit Acceptance Corporation sales training tapes	PA565492
Don Foss Credit Acceptance Corporation seminar	TX3349797
Don Foss Credit Acceptance Corporation seminar	TX3349798
Don Foss Credit Acceptance Corporation seminar; sales training manual. By Credit Acceptance Corporation	TX4379522
Get started video–easy steps to successful CAC selling	TX3449288
Get started video–easy steps to successful CAC selling : ser. 200	TX3449286
Giving car dealers new avenues for profits : brochure series 100	TX3432531
Giving car dealers new avenues for profits, brochure series 100. By Credit Acceptance Corporation	TX4348147
Giving car dealers new avenues for profits : brochure series 200 and contents	TX3431952
Giving car dealers new avenues for profits; brochure series 200 and contents. By Credit Acceptance Corporation	TX4182062
No-risk financing for high-risk buyers	TX3432894
No-risk financing for high-risk buyers brochure. By Credit Acceptance Corporation	TX4379523
The advantages and disadvantages of “buy here, pay here”/by Richard Vanderport	TX3432530
The CAC sales and management video training seminar	TX3360449

Trademark Schedule
Credit Acceptance Corporation

MARK	SERIAL/REGIS. NO.
ASK OTTO	2,699,904
CREDIT ACCEPTANCE WE CHANGE LIVES!	2,644,387
MISCELLANEOUS DESIGN (checkmark in a box)	2,657,196
WE CHANGE LIVES	2,660,738
OTTO (and design)	2,887,186
CAPS	3,647,518
CAPS CREDIT APPROVAL PROCESSING SYSTEM	3,045,350
ASK ABOUT OUR GUARANTEED CREDIT APPROVAL (and design)	3,564,263
CREDIT ACCEPTANCE WE CHANGE LIVES! (and design)	2,644,387
WE CHANGE LIVES! (and design) (European Trademark)	002455137
Patent Schedule
Credit Acceptance Corporation

PATENT	APPLICATION/PATENT NO.
System and Method for Providing Financing (Patent)	6,950,807 B2
Vehicle Leasing and Consumer Credit Rehabilitation System and Method (AutoNet Patent)	20010034700

2

EXHIBIT A
TO
SECURITY AGREEMENT
FORM OF AMENDMENT
     This Amendment, dated                      , 20     , is delivered pursuant to Section 4.15 of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Fourth Amended and Restated Security Agreement dated as of February           , 2010, among the undersigned and Comerica Bank, as the Collateral Agent for the benefit of the Benefited Parties referred to therein (the “Security Agreement”), and that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule 1 hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all First Lien Obligations as provided in the Security Agreement.
     Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

CREDIT ACCEPTANCE CORPORATION
By:
Name:
Title:

BUYERS VEHICLE PROTECTION PLAN, INC. VEHICLE REMARKETING SERVICES, INC.
By:
Name:
Title:

COMERICA BANK, as Collateral Agent
By:
Name:
Title:

EXHIBIT B
TO
SECURITY AGREEMENT
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT is dated as of           ,                           by the undersigned (“New Debtor”).
     WHEREAS, pursuant to Section 4.17 of that certain Fourth Amended and Restated Security Agreement dated as of February           , 2010 as amended or otherwise modified from time to time, the “Security Agreement”) executed and delivered by the Debtors signatory thereto, in favor of Comerica Bank, as Collateral Agent for the benefit of the Benefited Parties referred to therein, the New Debtor must execute and deliver a Joinder Agreement so as to become obligated under the Security Agreement.
     NOW THEREFORE, as a further inducement to the Benefited Parties to continue to provide the Company and the other Debtors with the benefits (the “Benefits”) from the transactions evidenced by the First Lien Credit Documents, the New Debtor hereby covenants and agrees as follows:
1.	All capitalized terms used herein shall have the meanings assigned to them in the Security Agreement unless expressly defined to the contrary.

2.	The New Debtor hereby enters into this Joinder Agreement in order to comply with Section 4.17 of the Security Agreement and does so in consideration of the continued receipt of the Benefits.

3.	The New Debtor shall be considered, and deemed to be, for all purposes of the Security Agreement, a Debtor under the Security Agreement as fully as though the New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered by the existing debtors, and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof.

4.	No Default or Event of Default (each such term being defined in the Intercreditor Agreement) has occurred and is continuing.

5.	This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon the New Debtor and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of the day and year first above written.

[NEW DEBTOR]
By:
Its:

Address for notices: Filing Locations: Tradenames:

2

EXHIBIT C
FORM OF AMENDMENT
     This Amendment, dated                          , 20     , is delivered pursuant to Section 4.18(d) of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Fourth Amended and Restated Security Agreement dated as of February           , 2010, among the undersigned and Comerica Bank, as the Collateral Agent, as the same may be amended, restated or otherwise modified from time to time (the “Security Agreement”), and that the intellectual property listed on Schedule F hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all First Lien Obligations as provided in the Security Agreement.
     Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

[Debtors]
By:
Name:
Title:

Comerica Bank, as Collateral Agent
By:
Name:
Title:

EXHIBIT D
FORM OF COPY RIGHT SECURITY AGREEMENT
     THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2010, between Credit Acceptance Corporation (the “Debtor”) and Comerica Bank (“Comerica”), as collateral agent for the benefit of the Credit Agreement Secured Parties, the Senior Notes Secured Parties and the Additional Secured Parties (each as defined in the Intercreditor Agreement referenced below) (in such capacity, together with its successors in such capacity under the Intercreditor Agreement referred to below, the “Collateral Agent”).
WITNESSETH
     A. WHEREAS, Comerica in its capacities as Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, has entered into that Certain Amended and Restated Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”) with the Debtor, the Guarantors named therein and U.S. Bank National Association as the Senior Notes Authorized Representative (as referred to therein).
     B. WHEREAS, pursuant to the Credit Agreement Documents and the Senior Notes First Lien Documents (each as defined in the Intercreditor Agreement), the Debtor, together with the other Debtors named therein, have executed and delivered that certain Fourth Amended and Restated Security Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Security Agreement”); and
     C. WHEREAS, the Debtor is required to execute and deliver this Agreement and to further confirm the grant to the Collateral Agent for the benefit of the Benefited Parties (as defined in the Intercreditor Agreement) of a continuing security interest in all of the Copyright Collateral (as defined below) to secure the First Lien Obligations (as defined in the Intercreditor Agreement).
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Debtor agrees, for the benefit of the Collateral Agent, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the prompt and complete payment and performance when due of all of the First Lien Obligations, the Debtor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of the following property of the Debtor (the “Copyright Collateral”), whether now owned or hereafter acquired or existing:

          (a) all license agreements with any other Person in connection with any of the copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the exclusive license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses;
          (b) all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all copyright licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto;
          (c) all renewals, certifications, or extensions of any of the items described in clauses (a) and (b); and
          (d) all proceeds of, and rights associated with, the foregoing, including any right to sue or claim by the Debtor against third parties for past, present, or future infringement or dilution of any copyright, copyright registration, or copyright license, including any copyright, copyright registration or exclusive copyright license referred to in Schedule 1.1 attached hereto, or for any injury to the goodwill associated with the use of any copyright or for breach or enforcement of any copyright license.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Debtor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent under the Security Agreement as security for the discharge and performance of the First Lien Obligations. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Security Interest. The Collateral Agent shall release the Copyright Collateral in accordance with the terms of the Security Agreement.
     SECTION 5. Acknowledgment. The Debtor hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

2

     SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

3

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION
By:
Douglas W. Busk
	Its:	Treasurer

COMERICA BANK, as Collateral Agent
By:
Michael P. Stapleton
	Its:	Vice President

SCHEDULE 1.1
COPYRIGHT COLLATERAL

COPYRIGHT	REG. NO.
CAC program review: 18 minutes that can change the profitability of your dealership : ser. 100	TX3449287
CAC program review: 18 minutes that can change the profitability of your dealership : ser. 200	TX3449289
CAC Sales and management video seminar	TX3377499
CAC sales and management video seminar	TX3395660
CAC Sales and management video seminar : owner’s manual	TX3395659
Century Club stock option plan for dealers	TX3724334
Century Club stock option plan for dealers	TX3770159
Credit Acceptance Corporation dealership procedures	TX3467195
Credit Acceptance Corporation dealership procedures	TX3572818
Credit Acceptance Corporation management conference	TX3305783
Credit Acceptance Corporation management conference	TX3439695
Credit Acceptance Corporation management conference manual. By Credit Acceptance Corporation	TX4348146
Credit Acceptance Corporation servicing agreement instructions	TX3436544
Credit Acceptance Corporation: servicing agreement instructions	TX3577877
Credit acceptance corporation’s 100% plus plan	TX4160147
Credit Acceptance corporation’s value advance program (VAP)	TX4160146
Don Foss/Credit Acceptance Corporation sales training tapes	PA565492
Don Foss Credit Acceptance Corporation seminar	TX3349797
Don Foss Credit Acceptance Corporation seminar	TX3349798
Don Foss Credit Acceptance Corporation seminar; sales training manual. By Credit Acceptance Corporation	TX4379522
Get started video—easy steps to successful CAC selling	TX3449288
Get started video—easy steps to successful CAC selling : ser. 200	TX3449286
Giving car dealers new avenues for profits : brochure series 100	TX3432531
Giving car dealers new avenues for profits, brochure series 100. By Credit Acceptance Corporation	TX4348147
Giving car dealers new avenues for profits : brochure series 200 and contents	TX3431952
Giving car dealers new avenues for profits; brochure series 200 and contents. By Credit Acceptance Corporation	TX4182062
No-risk financing for high-risk buyers	TX3432894
No-risk financing for high-risk buyers brochure. By Credit Acceptance Corporation	TX4379523
The advantages and disadvantages of “buy here, pay here”/by Richard Vanderport	TX3432530
The CAC sales and management video training seminar	TX3360449

EXHIBIT E
FORM OF PATENT SECURITY AGREEMENT
     THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2010, between Credit Acceptance Corporation (the “Debtor”) and Comerica Bank (“Comerica”), as collateral agent for the benefit of the Credit Agreement Secured Parties, the Senior Notes Secured Parties and the Additional Secured Parties (each as defined in the Intercreditor Agreement referenced below) (in such capacity, together with its successors in such capacity under the Intercreditor Agreement referred to below, the “Collateral Agent”).
WITNESSETH
     A. WHEREAS, Comerica in its capacities as Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, has entered into that Certain Amended and Restated Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”) with the Debtor, the Guarantors named therein and U.S. Bank National Association as the Senior Notes Authorized Representative (as referred to therein).
     B. WHEREAS, pursuant to the Credit Agreement Documents and the Senior Notes First Lien Documents (each as defined in the Intercreditor Agreement), the Debtor, together with the other Debtors named therein, have executed and delivered that certain Fourth Amended and Restated Security Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Security Agreement”); and
     C. WHEREAS, the Debtor is required to execute and deliver this Agreement and to further confirm the grant to the Collateral Agent for the benefit of the Benefited Parties (as defined in the Intercreditor Agreement) of a continuing security interest in all of the Patent Collateral (as defined below) to secure the First Lien Obligations (as defined in the Intercreditor Agreement).
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Debtor agrees, for the benefit of the Collateral Agent, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the prompt and complete payment and performance when due of all of the First Lien Obligations, the Debtor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of the following property of the Debtor (the “Patent Collateral”), whether now owned or hereafter acquired or existing:
          (a) all license agreements with any other Person in connection with any of the patents or such other Person’s patents, whether the Debtor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.
          (b) all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.
          (c) all reissues, divisions, continuations, continuations in part, extensions, renewals, improvements and re-examinations of any of the items described in clauses (a) and (b); and
          (d) all proceeds of, and rights associated with, the foregoing, including any right to sue or claim by the Debtors against third parties for past, present, or future infringement of any patent, patent applications, or patent Licenses, including any patents and patent applications or patent License and all rights corresponding thereto throughout the world referred to in Schedule 1.1 attached hereto and any patent License, or for breach or enforcement of any patent License.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Debtor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent under the Security Agreement as security for the discharge and performance of the First Lien Obligations. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Security Interest. The Collateral Agent shall release the Patent Collateral in accordance with the terms of the Security Agreement.
     SECTION 5. Acknowledgment. The Debtor hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION
By:
Douglas W. Busk
Its: Treasurer

COMERICA BANK, as Collateral Agent
By:
Michael P. Stapleton
Its: Vice President

SCHEDULE 1.1
PATENT COLLATERAL

PATENT	APPLICATION/PATENT NO.
System and Method for Providing Financing (Patent)	6,950,807 B2
Vehicle Leasing and Consumer Credit Rehabilitation System and Method (AutoNet Patent)	20010034700

EXHIBIT F
FORM OF TRADEMARK SECURITY AGREEMENT
     THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2010, between Credit Acceptance Corporation (the “Debtor”) and Comerica Bank (“Comerica”), as collateral agent for the benefit of the Credit Agreement Secured Parties, the Senior Notes Secured Parties and the Additional Secured Parties (each as defined in the Intercreditor Agreement referenced below) (in such capacity, together with its successors in such capacity under the Intercreditor Agreement referred to below, the “Collateral Agent”).
WITNESSETH
     A. WHEREAS, Comerica in its capacities as Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties, has entered into that Certain Amended and Restated Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”) with the Debtor, the Guarantors named therein and U.S. Bank National Association as the Senior Notes Authorized Representative (as referred to therein).
     B. WHEREAS, pursuant to the Credit Agreement Documents and the Senior Notes First Lien Documents (each as defined in the Intercreditor Agreement), the Debtor, together with the other Debtors named therein, have executed and delivered that certain Fourth Amended and Restated Security Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Security Agreement”); and
     C. WHEREAS, the Debtor is required to execute and deliver this Agreement and to further confirm the grant to the Collateral Agent for the benefit of the Benefited Parties (as defined in the Intercreditor Agreement) of a continuing security interest in all of the Trademark Collateral (as defined below) to secure the First Lien Obligations (as defined in the Intercreditor Agreement).
     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Debtor agrees, for the benefit of the Collateral Agent, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the prompt and complete payment and performance when due of all of the First Lien Obligations, the Debtor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of the following property of the Debtor (the “Trademark Collateral”), whether now owned or hereafter acquired or existing:
          (a) all license agreements with any other Person in connection with any of the trademarks or such other Person’s names or trademarks, whether the Debtor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses;
          (b) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin;
          (c) all renewals of any of the items described in clauses (a) and (b);
          (d) all of the goodwill of the business connected with the use of, and symbolized by each of the items described in, clauses (a), (b) and (c); and
          (e) all proceeds of, and rights associated with, the foregoing, including any right to sue or claim by the Debtor against third parties for past, present, or future infringement or dilution of any trademark, trademark registration, or trademark license, including any trademark or trademark registration referred to in Schedule 1.1 attached hereto or any trademark license, or for any injury to the goodwill associated with the use of any trademark or for breach or enforcement of any trademark license.
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Debtor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent under the Security Agreement as security for the discharge and performance of the First Lien Obligations. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Security Interest. The Collateral Agent shall release the Trademark Collateral in accordance with the terms of the Security Agreement.
     SECTION 5. Acknowledgment. The Debtor hereby further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the

2

terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

3

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION
By:
Douglas W. Busk
Its: Treasurer

COMERICA BANK, as Collateral Agent
By:
Michael P. Stapleton
Its: Vice President

SCHEDULE 1.1
TRADEMARK COLLATERAL

MARK	SERIAL/REGIS. NO.
ASK OTTO	2,699,904
CREDIT ACCEPTANCE WE CHANGE LIVES!	2,644,387
MISCELLANEOUS DESIGN (checkmark in a box)	2,657,196
WE CHANGE LIVES	2,660,738
OTTO (and design)	2,887,186
CAPS	3,647,518
CAPS CREDIT APPROVAL PROCESSING SYSTEM	3,045,350
ASK ABOUT OUR GUARANTEED CREDIT APPROVAL (and design)	3,564,263
CREDIT ACCEPTANCE WE CHANGE LIVES! (and design)	2,644,387
WE CHANGE LIVES! (and design) (European Trademark)	002455137